UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(Jurisdiction of Corporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 28, 2008, KEMET Corporation (“the Company”) issued a Press Release announcing that it has initiated a cost savings plan that involves the reduction of approximately 120 employees in the United States and approximately 250 in Mexico, and the relocation of some processes to China from Mexico and the United States.  Small numbers of employees in the Company’s other facilities around the world are also affected, bringing the total reduction to 385 employees.  An annualized cost reduction of approximately $16 million will be recognized with a one-time cost of approximately $7 million.

In addition, the Company has met with the trade unions representing its Italian employees to discuss the Company’s restructuring plans in Italy.  The Company’s plans include the reduction of 340 employees and the closing of the Vergato, Italy factory.  Meetings have also occurred between the Company and its employees in the Towcester, United Kingdom factory to explain the Company’s intentions to consolidate the Towcester activities into other facilities, which will affect 80 employees.  These consolidations are planned to begin in June of this year and will result in an annualized savings of approximately $18 million once fully implemented by the end of fiscal year 2009.

A copy of this Press Release in furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events

On February 1, 2008, the Company issued a Press Release announcing that it is reactivating its share buyback program.  Under the terms of the approval by its Board of Directors, the Company is authorized to repurchase up to 5.9 million shares of its common stock representing approximately 7.0% of its outstanding shares.

The repurchases will be funded from existing cash and will be effected from time to time in accordance with applicable securities laws through the open market, and in such amounts as management deems appropriate based upon general market and economic conditions.

The repurchased shares will be accounted for as treasury shares and may be used for general corporate purposes.

 A copy of this Press Release in furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

99-1                         Press Release, dated January 28, 2008 issued by the Company

99-2                         Press Release, dated February 1, 2008 issued by the Company

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2008	KEMET Corporation

/s/ DAVID E. GABLE
David E. Gable
Executive Vice President and
Chief Financial Officer